Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement on Form S-1 (filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) of our report dated May 24, 2019 relating to the financial statement of BridgeBio Pharma, Inc. appearing in the Prospectus, which is part of this Registration Statement No. 333-231759 on Form S-1, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 26, 2019